Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Investment Funds (Invesco lnvestment Funds) of our reports dated December 18, 2025, relating to the financial statements and financial highlights of Invesco Balanced-Risk Allocation Fund, Invesco Balanced-Risk Commodity Strategy Fund, Invesco Core Bond Fund, Invesco Developing Markets Fund, Invesco Discovery Mid Cap Growth Fund, Invesco Emerging Markets ex-China Fund, Invesco Emerging Markets Local Debt Fund, Invesco Global Allocation Fund, Invesco Global Strategic Income Fund, Invesco Health Care Fund, Invesco International Bond Fund, Invesco Multi-Asset Income Fund and Invesco Multi-Strategy Fund which appear in AIM Investment Funds (Invesco lnvestment Funds)’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Highlights,” “Other Service Providers” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 25, 2026